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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 21, 2001, except for Note 15 which is dated March 30, 2001, and Note 16, which is dated September 14, 2001, relating to the consolidated financial statements of Metropolitan Health Networks, Inc. and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                             KAUFMAN, ROSSIN & CO.

Miami, Florida
February 15, 2002